                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               [Amendment No. __]

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ShoLodge, Inc.
         ---------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 ShoLodge, Inc.
         ---------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 1)
    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
    5) Total fee paid:

       ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of filing.

    1)  Amount Previously Paid: _____________________________
    2)  Form Schedule or Registration Statement No.: ________
    3)  Filing Party: _______________________________________
    4)  Date filed: _________________________________________

                         [ON SHOLODGE, INC. LETTERHEAD]

Dear Shareholder:

         It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 28, 1999 at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee.

         You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect two directors, Helen L. Moskovitz and Richard L. Johnson, for terms of three years each. Ms. Moskovitz has been a director of the Company since 1995. Mr. Johnson is an executive vice president and has been a director of the Company since 1984. The Board of Directors recommends that you vote for both of the nominees.

         We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

         I look forward to seeing you on May 28, 1999.



                                                  Sincerely,





                                                  LEON MOORE
                                                  President and Chief
                                                  Executive Officer

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075


                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1999


                                 ---------------


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 28, 1999, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, for the following purposes:

         (1) To elect two Class II directors, each to hold office for a term of three years and until a successor is elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 7, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                         By the Order of the Board of Directors




                                         BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 28, 1999

         YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075
                                 (615) 264-8000


                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS


                                 ---------------

         The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 28, 1999, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 28, 1999.

         The purposes of the Annual Meeting are to elect two Class II directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

         The Board of Directors has fixed the close of business on April 7, 1999 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 7,262,910 shares of common stock, no par value, (the "Common Stock") held of record by approximately 59 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

         The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the directors' election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of April 1, 1999 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

========================================================================================================
                                                                    COMMON STOCK
--------------------------------------------------------------------------------------------------------
                                                    NUMBER OF SHARES
               NAME OF OWNER                      BENEFICIALLY OWNED(1)   PERCENT OF OUTSTANDING SHARES
--------------------------------------------------------------------------------------------------------
Leon Moore(2)(3)                                         2,644,999                 34.9%
    130 Maple Drive, North
    Hendersonville, Tennessee 37075
--------------------------------------------------------------------------------------------------------
Massachusetts Financial Service Company(4)                 916,209                 12.3
    500 Boylston Street
    Boston, Massachusetts  02116
--------------------------------------------------------------------------------------------------------
Heartland Advisors, Inc.(5)                                896,632                 12.0
    790 North Milwaukee Street
    Milwaukee, WI   53202
--------------------------------------------------------------------------------------------------------
Richard L. Johnson(2)(6)                                   728,352                 10.0
    130 Maple Drive, North
    Hendersonville, Tennessee 37075
--------------------------------------------------------------------------------------------------------
Wellington Management Company(7)                           664,656                  8.9
    75 State Street
    Boston, Massachusetts 02109
--------------------------------------------------------------------------------------------------------
FMR Corporation (8)                                        570,669                  7.6
    82 Devonshire Street
    Boston, MA   02109-3614
--------------------------------------------------------------------------------------------------------
Brinson Partners, Inc.(9)                                  435,300                  5.8
    209 South LaSalle Street
    Chicago, IL 60604-1295
--------------------------------------------------------------------------------------------------------
Steven P. Birdwell                                               -                   -
--------------------------------------------------------------------------------------------------------
Earl H. Sadler                                             100,000                  1.4
--------------------------------------------------------------------------------------------------------
Bob Marlowe(10)                                             66,833                  0.9
--------------------------------------------------------------------------------------------------------
Helen L. Moskovitz(11)                                      10,332                  0.1
--------------------------------------------------------------------------------------------------------
James M. Grout(12)                                          32,000                  0.4
--------------------------------------------------------------------------------------------------------
John C. Buttolph(13)                                        19,166                  0.3
--------------------------------------------------------------------------------------------------------
All executive officers and directors
as a group (8 persons) (2)(3)(6)(10)(11)(12)(13)         2,898,330                 37.6%
========================================================================================================



(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 703,352 shares which Mr. Johnson held the presently exercisable option to acquire from Mr. Moore at a purchase price of $5.91 per share as of April 1, 1999. The option from Mr. Moore is exercisable at any time through December 11, 1999, but terminates earlier in certain events.

(3) Includes 323,333 shares as to which Mr. Moore held presently exercisable options at April 1, 1999 out of a total of 408,333 shares covered by options granted to Mr. Moore under the Company's 1991 Stock Option Plan.

(4) As of December 31, 1998, based upon a Schedule 13G provided to the Company by Massachusetts Financial Service Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 900,110 shares as to which the reporting person had sole voting power and 916,209 shares as to which the reporting person had sole dispositive power.

(5) As of December 31, 1998, based upon a Schedule 13G provided to the Company by Heartland Advisors which has acquired the shares for investment purposes for certain of their advisory clients. Includes 115,187 shares as to which the reporting person had sole voting power and 896,632 shares as to which the reporting person had sole dispositive power.

(6) Includes 25,000 shares as to which Mr. Johnson held presently exercisable options at April 1, 1999 out of a total of 25,000 shares covered by options granted to Mr. Johnson under the Company's 1991 Stock Option Plan.


(7) As of December 31, 1998, based upon a Schedule 13G provided to the Company by Wellington Management Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(8) As of December 31, 1998, based upon Schedule 13G provided to the Company by FMR Corporation which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 570,669 shares as to which the reporting person had sole dispositive power.

(9) As of December 31, 1998, based upon a Schedule 13G provided to the Company by Brinson Partners, Inc. on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(10) Includes 55,833 shares as to which Mr. Marlowe held presently exercisable options at April 1, 1999 out of a total of 90,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan and 1,000 shares owned by Mr. Marlowe's wife, as to which Mr. Marlowe disclaims beneficial ownership.

(11) Includes 7,332 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(12) Includes 28,000 shares as to which Mr. Grout held presently exercisable options at April 1, 1999 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(13) Shares as to which Mr. Buttolph held presently exercisable options at April 1, 1999 out of a total of 33,166 shares covered by options granted to Mr. Buttolph under the Company's 1991 Stock Option Plan.

                              ELECTION OF DIRECTORS

     Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The terms of the two Class II directors expire at this Annual Meeting, while the term of the Class III director expires at the next annual meeting and the terms of the Class I directors expire at the annual meeting of shareholders in the following year. Helen L. Moskovitz and Richard L. Johnson currently serve as the Class II directors. They have been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2002.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the Class II nominees. They have consented to be candidates and to serve, if elected. While the Board has no reason to believe that either of the nominees will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including each nominee, which information has been furnished to the Company by the individuals named.



                                                       Position (Expiration of Term as         Year First Elected
                    Name                    Age                   Director)                         Director
                    ----                    ---                   ---------                         --------
Leon Moore(1)............................... 58     President, Chief Executive Officer,               1976
                                                    Director (2000)

Richard L. Johnson.......................... 58     Executive Vice President, Director                1984
                                                    (1999)

Bob Marlowe................................. 60     Chief Accounting Officer,                         1984
                                                    Secretary and Treasurer, Director
                                                    (2001)

Earl H. Sadler(1)(2)(3)..................... 76     Director (2001)                                   1992

Helen L. Moskovitz(1)(2)(3) ................ 62     Director (1999)                                   1995

James M. Grout.............................. 54     Executive Vice President                          N/A

Steven P. Birdwell.......................... 40     Senior Vice President and Chief                   N/A
                                                    Financial Officer

John C. Buttolph............................ 70     Vice President - Franchising and                  N/A
                                                    Development


----------------------

(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.

The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominee.

                  LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

                  RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group -- Municipal Finance Section with J.C. Bradford & Co.

                  BOB MARLOWE has been Chief Accounting Officer, Secretary and Treasurer since November 1995 and a director of the Company since 1984. From 1984 to November 1995 and from April 1, 1998 until October 1998 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

                  EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is Chairman of the Compensation Committee.

                  HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz & Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995.

                  JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

                  STEVEN P. BIRDWELL has been Senior Vice President and Chief Financial Officer of the Company since October 5, 1998. Prior to joining the Company, Mr. Birdwell was most recently Chief Financial Officer of Sea Pines Associates, Inc., a publicly held owner and operator of resort facilities on Hilton Head Island, South Carolina. Prior to his position with Sea Pines Associates, Inc., he served as Corporate Controller for The Landmark Group in Atlanta, Georgia where he was responsible for financial and accounting functions. Mr. Birdwell is a certified public accountant who has over 8 years of public accounting experience.

                  JOHN C. BUTTOLPH was elected Vice President--Franchising and Development for the Company in May 1993. Prior to that time he was Vice President of Suites of America, Inc. from September 1991. Before joining Suites of America, Inc., he was Vice President of Prime Motor Inns, Inc. from April 1989 to September 1991. Prime Motor Inns, Inc. filed for protection under Chapter XI of the United States Bankruptcy Code in 1990 and emerged from the proceeding in 1992 as Prime Hospitality Corp. From December 1986 to June 1990 he was senior vice president of Howard Johnson Franchise Systems, Inc., a subsidiary of Prime Motor Inns, Inc.

                  The Company pays Mr. Sadler and Mrs. Moskovitz, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend.

                  The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and the internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met four times in the fiscal year ended December 27, 1998.

                  The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee met three times in the fiscal year ended December 27, 1998.

                  The Board of Directors held eight meetings and took action by unanimous written consent without a meeting, as permitted by the Company's Bylaws and the Tennessee Business Corporation Act, two times during the fiscal year ended December 27, 1998. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

             The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's four other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                             Annual                             Long Term
                                                          Compensation                      Compensation Awards
      Name and Principal Position           Year           Salary ($)      Bonus ($)            Options (#)
      ---------------------------           ----           ----------      ---------             -----------
Leon Moore,                                 1998            $365,000               0               408,333(1)
President, Chief Executive Officer          1997             365,000        $160,000                75,000
                                            1996             348,333         125,000                83,333(2)

Richard L. Johnson,                         1998            $130,000               0                25,000(1)
Executive Vice President                    1997             130,000               0                     0
                                            1996             123,333               0                     0

John C. Buttolph,                           1998            $120,000               0                33,166(1)
Vice President, Franchising and             1997             120,000         $35,000                10,000
Development                                 1996             114,120          25,000                23,166(2)

Bob Marlowe,                                1998            $120,000               0                90,833(1)
Secretary, Treasurer and                    1997             120,000         $50,000                25,000
Chief Accounting Officer                    1996             113,928          25,000                40,833(2)

James M. Grout,                             1998            $135,000               0                70,000(1)
Executive Vice President                    1997             135,000         $30,000                25,000
                                            1996             125,891          25,000                45,000(2)



-----------------------

             (1) Includes previously granted options which were repriced on September 23, 1998.
             (2) Includes previously granted options which were repriced on July 31, 1996.

                  The following table sets forth the number of stock options granted to the Named Executive Officers during the fiscal year ended December 27, 1998 and the potential realizable value of the options granted, assuming the market price of the Common Stock appreciates from the date of the options' grant to their expiration date at the specified annual rates.

                       OPTIONS GRANTED IN LAST FISCAL YEAR



                                    Individual Grants
-----------------------------------------------------------------------------------
                                                                                            Potential Realizable
                                                                                              Value at Assumed
                         Number of        Percent of                                       Annual Rates of Stock
                        Securities       Total Options                                     Price Appreciation for
                        Underlying        Granted to       Exercise                             Option Term
                         Options         Employees in        Price        Expiration       ------------------------
          Name          Granted(1)       Fiscal Year       ($/Share)         Date           5%($)            10%($)
          ----           -------         -----------       ---------         ----           -----            ------

Leon Moore               250,000             34.6%             3.75         2/11/02        169,162          358,803
                          33,333              4.6%             3.75         12/7/03         33,758           74,404
                          25,000              3.5%             3.75         4/27/05         35,616           82,108
                          25,000              3.5%             3.75         7/31/06         43,416          103,417
                          75,000             10.4%             3.75         5/30/07        148.721          363,229

Richard L. Johnson        25,000              3.5%             3.75         2/11/02         16,916           35,880

Bob Marlowe               25,000              3.5%             3.75         2/11/02         16,916           35,880
                          13,333              1.8%             3.75         12/7/03         13,503           29,761
                           7,500              1.0%             3.75         4/27/05         10,685           24,633
                          20,000              2.8%             3.75         7/31/06         34,733           82,734
                          25,000              3.5%             3.75         5/30/07         49.574          121,076

John C. Buttolph          10,666              1.5%             3.75         12/7/03         10,803           23,809
                           7,500              1.0%             3.75         4/27/05         10,685           24,633
                           5,000              0.7%             3.75         7/31/06          8,683           20,683
                          10,000              1.4%             3.75         5/30/07         19,830           48,431

James M. Grout            25,000              3.5%             3.75         4/27/05         35,616           82,108
                          20,000              2.8%             3.75         7/31/06         34,733           82,734
                          25,000              3.5%             3.75         5/30/07         49,574          121,076


---------------------

                  (1) All options were repriced on September 23, 1998, pursuant to the Company's 1991 Stock Option Plan, but retained the original expiration dates. The options have an original term of 10 years and vest at the rate of 20% per year, commencing one year from the date of grant. Although the 1991 Stock Option Plan allows the grant of stock appreciation rights, no such rights have been granted to date.

             The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 27, 1998 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 27, 1998.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                                      Value of
                                                                   Number of        Unexercised
                                                                  Unexercised       In-the-Money
                                         Shares                  Options Held at      Options at
                                        Acquired                  December 27,       December 27,
                                           on        Value            1998             1998(1)
                                        Exercise    Realized       (Exercisable/     (Exercisable/
                      Name                 (#)         ($)        Unexercisable)     Unexercisable)
                      ----                -----       -----       --------------     --------------
             Leon Moore                     0           0             323,333/          $808,333/
                                                                       85,000            212,500

             Richard L. Johnson             0           0             25,000/            62,500/
                                                                         0                 0

             John C. Buttolph               0           0             19,166/           47,915/
                                                                      14,000             35,000

             Bob Marlowe                    0           0             55,833/           139,583/
                                                                      35,000             87,500

             James M. Grout                 0           0            28,000/           117,915/
                                                                     42,000            140,000

--------------------------

             (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 24, 1998 ($6.25).

REPORT ON REPRICING OF OPTIONS

             On September 23, 1998, the compensation committee (the "Committee") of the board of directors approved the repricing of all outstanding stock options which had an exercise price in excess of the market price of the Company's common stock at the time of repricing. All of the unexercised options that had been granted to officers and other employees in February 1992, December 1993, April 1995, July 1996 and May 1997 were repriced. The following table sets forth certain information concerning outstanding stock options held by the Company's executive officers that were repriced during fiscal 1998 which has been the second repricing of options held by executive officers of the Company during the last ten completed fiscal years:

                         10-YEAR OPTIONS/SAR REPRICINGS



                                     Number of                                                               Length of
                                     Securities                            Exercise                          Original Term
Name and                             Underlying        Market Price of     Price at                          Remaining at
Principal         Date               Options           Stock at Time of    Time of           New Exercise    Date of
Position          Repriced           Repriced          Repricing           Repricing         Repricing       Repricing
--------          --------           --------          ---------           ---------         ---------       ---------

Leon Moore,       9-23-98            250,000               $3.75             $8.40             $3.75          3.4 years
President,        9-23-98             33,333               $3.75            $13.00             $3.75          4.9 years
Chief             9-23-98             25,000               $3.75            $13.00             $3.75          6.6 years
Executive         9-23-98             25,000               $3.75            $13.00             $3.75          7.8 years
Officer           9-23-98             75,000               $3.75            $13.25             $3.75          8.7 years

John C.           9-23-98             10,666               $3.75            $13.00             $3.75          4.9 years
Buttolph,         9-23-98              7,500               $3.75            $13.00             $3.75          6.6 years
Vice              9-23-98              5,000               $3.75            $13.00             $3.75          7.8 years
President,        9-23-98             10,000               $3.75            $13.25             $3.75          8.7 years
Franchising
and
Development

Bob               9-23-98             25,000               $3.75             $8.40             $3.75          3.4 years
Marlowe,          9-23-98             13,333               $3.75            $13.00             $3.75          4.9 years
Secretary,        9-23-98              7,500               $3.75            $13.00             $3.75          6.6 years
Treasurer         9-23-98             20,000               $3.75            $13.00             $3.75          7.8 years
and Chief         9-23-98             25,000               $3.75            $13.25             $3.75          8.7 years
Accounting
Officer

James M.          9-23-98             25,000               $3.75            $13.00             $3.75          6.6 years
Grout,            9-23-98             20,000               $3.75            $13.00             $3.75          7.8 years
Executive         9-23-98             25,000               $3.75            $13.25             $3.75          8.7 years
Vice
President

Richard L.        9-23-98             25,000               $3.75             $8.40             $3.75          3.4 years
Johnson,
Executive
Vice
President


                  The Committee believed that the repricing of the options was in the best interests of the Company and its shareholders. The options had originally been issued under the Company's 1991 Stock Option Plan with exercise prices determined based on the market value of the Company's common stock on the date of original grant. At the time of repricing, the exercise prices ranged from $8.40 to $13.25. At the time of repricing the market price had declined to $3.75 per share. In the view of the Committee, the decline in the market price of the Company's common stock was due in part to factors beyond the control of any individual option holder. The Committee felt that the market price of the Company's common stock had decreased to a level at which the options were no longer fulfilling the Committee's desire to provide incentives to management in a manner that aligned management's compensation to shareholder values. The Committee considered granting additional options, but decided that in order to preserve the number of options available under the 1991 Stock Option Plan it was preferable to reprice the existing options. Thus, the option exercise prices were reset at $3.75 per share which was the market value of the common stock on the date of repricing. The terms of the options and the number of shares of common stock covered by the options was not revised.

April 23, 1999                             Compensation Committee:



                                           Earl H. Sadler, Chairman
                                           Helen M. Moskovitz

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

                  Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 1998, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

                  The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 27, 1998, the Committee met three times. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

                  The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

                  Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria. As of the date of this proxy statement, the Committee has not met to consider bonuses, if any, to be awarded in 1999 for performance in fiscal 1998.

                  The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 36% of the Company's Common Stock is bene ficially owned by the executive officers.

                  Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore has not been paid a bonus for his performance in fiscal 1998. In September 1998 the Committee repriced Mr. Moore's options to $3.75, the market price of the Company's outstanding common stock at that time. No additional options were granted to Mr. Moore in 1998. While the amount of the stock options repriced were not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 1998 rewarded Mr. Moore for his leadership during fiscal 1998 and properly aligns Mr. Moore's compensation with the interests of the Company's shareholders.

                  Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under
Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 24, 1998                               Compensation Committee:


                                             Earl H. Sadler, Chairman
                                             Helen M. Moskovitz

                                PERFORMANCE GRAPH

                  Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates an 83 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.

                                     [CHART]


----------------------------------------------------------------------------------------------------------------------------------
                          2/12/92      12/27/92      12/26/93     12/25/94     12/31/95      12/29/96      12/28/97       12/27/98
----------------------------------------------------------------------------------------------------------------------------------
ShoLodge, Inc.            $100.00      $135.71       $200.89       $235.12      $113.10       $151.79       $188.99       $ 74.40
----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock
Market U.S.Index          $100.00      $103.80       $117.43       $116.92      $170.44       $210.04       $247.67       $356.41
----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Non-
Financial Index           $100.00      $ 97.41       $110.44       $108.03      $154.33       $191.03       $215.48       $323.97
----------------------------------------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

                  During fiscal 1998 the Company purchased 14 vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $327,000.

                  The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Aon Risk Services, Inc. of Tennessee, an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

                  All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 1999 fiscal year. Representatives of Ernst & Young, LLP, the Company's independent auditors for the 1998 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.

Resignation of Predecessor Auditors

                  On November 24, 1998, the firm of Deloitte & Touche LLP verbally notified the Company that they were resigning as auditors of the Company and confirmed such resignation in writing by letter dated November 30, 1998. A copy of that letter was attached as Exhibit 7.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on December 2, 1998.

                  The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Disagreements:

                  In connection with the audits of the Company's financial statements for the fiscal years ended December 28, 1997 and December 29, 1996, and during the subsequent unaudited interim periods since 1997 Deloitte & Touche LLP cited three disagreements on matters of accounting principles or practices which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. The disagreements as communicated to the Company's Audit Committee related to the 1997 (i) accounting for profits on certain real estate transactions, (ii) capitalization of general and administrative costs, and (iii) recording intercompany revenues for rooms rented to construction workers. The matter of accounting for profits on certain real estate transactions involved the question of the timing of earnings recognition and also the allocation of cost basis among various outparcels of land sold to third parties. The matter of capitalization or general and administrative costs concerned the method of allocating certain indirect costs, such as salaries and related employee benefits, utilities, telephone expense, printing and supplies, and other overhead expenses, to internal development costs to be capitalized. The matter of recording intercompany revenues for rooms rented to construction workers resulted from the Company's recording room revenues at the hotel properties earned from the construction company subsidiary of the Company during renovation or construction of Company-owned hotels. Management recorded adjustments relating to each of these transactions and also restated its financial statements for each of the quarters in fiscal 1997, as described in three Form 10-Q/A's filed on March 30, 1998 with the Securities and Exchange Commission; Deloitte & Touche LLP indicated that the disagreements were satisfactorily resolved. The Company's Audit Committee discussed each of these disagreements with Deloitte & Touche LLP. The Company authorized Deloitte & Touche LLP to respond fully to any successor independent auditing firm regarding each disagreement. Deloitte & Touche LLP cited no disagreements in this two year period regarding financial statement disclosure or auditing scope and procedures which if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their report. There were no disagreements on any types of matters described in Regulation S-K Item 304 in 1996 or in the subsequent unaudited interim periods since 1997.

Reportable Conditions

                  In addition, in connection with the 1997 audit there were six "reportable conditions" as that term is described in Item 304(a)(1)(v)(A) of Regulation S-K; that is, Deloitte & Touche LLP advised the Company that the internal controls necessary for the development of reliable financial statements were inadequate. The 1997 reportable conditions related to the following matters: accounting structure and internal controls (which matter is considered by Deloitte & Touche LLP to be a material weakness), accounting for certain real estate transactions, capitalization of indirect costs associated with internal development and construction, construction company accounting, capitalization of interest on land under development, and accounts receivable allowance analysis. There were four "reportable conditions" in connection with the 1996 audit; also of the type described in Item 304(a)(1)(v)(A) of Regulation S-K. They related to the accounting for capitalization of indirect costs associated with internal development and construction, capitalization of construction period interest, capitalization of pre-opening costs and accounting structure and the reporting process. The Company's present accounting systems and internal controls appeared to Deloitte & Touche LLP to be inadequate to ensure that transactions are recorded and reported in conformity with generally accepted accounting principles.

                  The Company's Audit Committee discussed each of these "reportable conditions" with Deloitte & Touche LLP.

                  The Company authorized Deloitte & Touche LLP to respond fully to any successor independent auditing firm regarding each reportable condition.

                  The Company requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating whether it agreed with the above statements. The letter from the former accountant dated December 2, 1998 was filed as Exhibit 7.2 to the Company's Report on Form 8-K filed with the Commission on December 2, 1998. A subsequent letter from the former accountant dated December 18, 1998 and received by the Company on December 22, 1998 was filed as Exhibit 7.2 to the Company's Report on Form 8-K/A filed with the Commission on December 23, 1998.

Engagement of New Auditors

                  On December 7, 1998 the Board of Directors and the Audit Committee of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending December 27, 1998.

                  The Company did not consult with Ernst & Young LLP during the fiscal year ended December 29, 1996, the fiscal year ended December 28, 1997 or during the subsequent interim periods since 1997 with respect to the application of accounting principles, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the Company's former auditors.

                  The Company requested Deloitte & Touche LLP to furnish a letter stating whether it agreed with the above statements. A copy of that letter, dated December 8, 1998 was filed as Exhibit 7.1 to the Company's Report on Form 8-K filed with the Commission on December 8, 1998.


                            PROPOSALS OF SHAREHOLDERS

                  Shareholders intending to submit proposals for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to January 1, 2000. Proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1998, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements.

                                 SHOLODGE, INC.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M, CDT, ON MAY 28, 1999.

                  The undersigned hereby appoints Bob Marlowe and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 7, 1999, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 28, 1999, at the Sumner Suites Hotel, 330 East Main Street, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following two nominees as the Class II directors, each to hold office for a term of three years and until his successor is elected and qualified.

                  Helen L. Moskovitz

                  ____     FOR the nominee listed above
                  ____     WITHHOLD AUTHORITY to vote for the nominee


                  Richard L. Johnson

                  ____     FOR the nominee listed above
                  ____     WITHHOLD AUTHORITY to vote for the nominee


(2) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.


PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PARAGRAPH (1).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Date:             , 1999.
     -------------        -----------------------------------------------------
                                   Signature


                          -----------------------------------------------------
                                   Signature

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.